Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS RECORD THIRD QUARTER AND NINE MONTHS 2013 FINANCIAL RESULTS

Company posts 30th consecutive quarter of improved earnings results

ATLANTA, GEORGIA, October 23, 2013: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported strong unaudited financial results for its third quarter and nine months ended September 30, 2013.

The Company recorded third quarter revenues of $362.2 million, an increase of 6.5% over the prior year’s third quarter revenue of $340.2 million. Net income increased 12.4% to $36.2 million or $0.25 per diluted share for the third quarter ended September 30, 2013, compared to $32.2 million or $0.22 per diluted share for the same period in 2012. These were the strongest revenue and net income percentage improvements for the year.

Rollins’ revenues rose 5.0% for the first nine months of 2013 to $1.013 billion compared to $964.5 million for the prior year. Net income for the first nine months of 2013 was $95.4 million, or $0.65 per diluted share, compared to net income of $88.4 million, or $0.60 per diluted share for the same period last year.

In the third quarter, the Company repurchased 168,110 shares under its share repurchase program and 340,699 shares have been repurchased year-to-date. In total, 4,957,484 additional shares may be purchased under the share repurchase program.

At yesterday’s Board of Directors meeting, the Board of Directors declared a regular quarterly cash dividend on its common stock of $0.09 per share plus a special year-end dividend of $0.09 per share both payable December 10, 2013 to stockholders of record at the close of business November 8, 2013.

“Rollins, Inc. had another quarter of improved revenue and earnings,” said Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. “We are very pleased with the solid financial results reported for the third quarter and nine months of 2013 for our Company. Revenue growth was provided across all our business lines and reflects the benefits of our new marketing and sales programs implemented this year.”

Mr. Rollins, concluded, “We are on track to deliver another successful year. Our focus continues to be on effective execution of our business initiatives to drive our revenue and profit, and provide best-in- class service for our customers while increasing shareholder value.”

Rollins Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Western Pest Services, Orkin Canada, The Industrial Fumigant Company, Waltham Services LLC., Crane Pest Control and Trutech LLC., the company provides essential pest control services and protection against termite damage, rodents and insects to more than 2 million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa and Mexico from more than 500 locations. You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com, www.trutechinc.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s belief that its improved revenue growth results from the focused efforts of its new marketing and sales programs, the Company’s belief that it is on track to deliver another successful year, and the Company’s plans to continue to focus on the effective execution of its business initiatives to drive its revenue and provide best-in-class service for its customers while increasing shareholder value. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2012.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)

At September 30, (unaudited)	2013	2012
ASSETS
Cash and cash equivalents	$116,734	$93,713
Trade accounts receivables, net	80,902	78,748
Financed receivables, net	12,740	12,396
Materials and supplies	11,836	10,919
Deferred income taxes, net	34,665	30,118
Other current assets	19,804	15,784
Total Current Assets	276,681	241,678
Equipment and property, net	85,348	77,521
Goodwill	212,201	211,373
Customer contracts and other intangible assets, net	134,763	132,850
Deferred income taxes, net	25,903	18,809
Financed receivables, long-term, net	12,722	12,491
Other assets	13,246	11,307
Total Assets	$760,864	$706,029

LIABILITIES
Accounts payable	$26,106	$24,679
Accrued insurance, current	26,551	22,503
Accrued compensation and related liabilities	63,695	62,827
Unearned revenue	100,114	95,727
Other current liabilities	32,093	34,865
Total Current Liabilities	248,559	240,601
Accrued insurance, less current portion	28,094	29,145
Accrued pension	41,509	29,766
Long-term accrued liabilities	35,410	37,857
Total Liabilities	353,572	337,369

STOCKHOLDERS’ EQUITY
Common stock	145,879	146,038
Retained earnings and other equity	261,413	222,622
Total stockholders’ equity	407,292	368,660
Total Liabilities and Stockholders’ Equity	$760,864	$706,029

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Customer services	$362,155	$340,179	$1,012,667	$964,516
COSTS AND EXPENSES
Cost of services provided	181,135	170,478	511,102	484,553
Depreciation and amortization	10,076	9,465	29,738	28,845
Sales, general and administrative	113,028	108,520	321,680	309,412
Interest (income)/expense	(101)	19	(273)	90
	304,138	288,482	862,247	822,900
INCOME BEFORE INCOME TAXES	58,017	51,697	150,420	141,616
PROVISION FOR INCOME TAXES	21,817	19,486	55,047	53,198
NET INCOME	$36,200	$32,211	$95,373	$88,418

NET INCOME PER SHARE - BASIC	$0.25	$0.22	$0.65	$0.60
NET INCOME PER SHARE - DILUTED	0.25	0.22	$0.65	$0.60

Weighted average shares outstanding - basic	146,007	146,059	146,151	146,390
Weighted average shares outstanding - diluted	146,007	146,061	146,151	146,400

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Third Quarter 2013 results on:

Wednesday, October 23, 2013 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 866-225-8754 domestic;

480-629-9818 international
at least 5 minutes before start time.

REPLAY: available through October 30, 2013

Please dial 800-406-7325/303-590-3030, Passcode: 4643774

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com